Snowflake Reports Financial Results for the First Quarter of Fiscal 2027

Product revenue of $1.33 billion in the first quarter, representing 34% year-over-year growth

Financial Highlights:

•Revenue of $1.39 billion in the first quarter, representing 33% year-over-year growth
•Net revenue retention rate of 126%
•779 customers with trailing 12-month product revenue greater than $1 million, representing 29% year-over-year growth
•813 Forbes Global 2000 customers
•Remaining performance obligations of $9.21 billion, representing 38% year-over-year growth

MENLO PARK, Calif. - May 27, 2026 - Snowflake (NYSE: SNOW), the AI Data Cloud company, today announced financial results for its first quarter of fiscal 2027, ended April 30, 2026.

"Snowflake delivered a milestone quarter, with product revenue of $1.33 billion, up 34% year-over-year, marking the strongest sequential dollar growth in our history,” said Sridhar Ramaswamy, CEO of Snowflake. “AI continues to be a powerful tailwind for Snowflake, and Q1 marks a clear inflection point in that journey. With Cortex Code and Snowflake Intelligence, we are extending from the trusted foundation for enterprise data and context to become the control plane for the Agentic Enterprise. We are seeing strong momentum from both AI-driven acceleration of our core platform and growing adoption of our first-party AI products, positioning Snowflake to lead in this new era."

“AI continues to accelerate our core data platform business as customers move to Snowflake with increasing urgency,” said Brian Robins, CFO of Snowflake. “We now have 779 customers spending more than $1 million on a trailing 12-month basis, 46 of which crossed the threshold in Q1, compared to 26 a year ago. Given the strong momentum across both our core platform business and AI business, we are raising our full-year product revenue guidance.”

Snowflake Business Highlights:

•AI Momentum: New customers like Holiday Inn Club Vacations and Houzz chose Snowflake as the cornerstone of their data and AI transformation, and more than 13,600 accounts1 are now using Snowflake AI capabilities. Accounts using Snowflake Intelligence1 more than doubled quarter-over-quarter, while Cortex Code is already in use across over 7,100 accounts1. These innovations contributed to the strongest sequential product revenue dollar growth in company history.
•Customer Growth and Expansion: Added 616 net new customers in the quarter, up 38% year-over-year, including 13 new Forbes Global 2000 customers.
•Accelerated Product Velocity: Delivered over 20% more product capabilities than a year ago, including new features across Cortex Code and Snowflake Intelligence, underscoring the pace of innovation and continued expansion of the platform.
•Expanded Partnerships: Expanded collaboration with AWS through a new $6 billion multi-year agreement designed to accelerate enterprise AI adoption globally. The company also deepened its partnership with OpenAI to deliver advanced AI capabilities through co-innovation and joint go-to-market efforts, and brought capabilities from its landmark SAP partnership to general availability.
•AI Acquisition: Signed a definitive agreement in May 2026 to acquire Natoma, an enterprise Model Context Protocol platform for AI agents, to make it easier for users to securely connect AI to the tools they use every day, directly within and beyond Snowflake. By extending governance to AI-driven workflows, Snowflake makes it easier for companies to safely manage not just their data, but also the actions AI agents take across business workflows.

See the section titled “Key Business Metrics” for definitions of product revenue, net revenue retention rate, customers with trailing 12-month product revenue greater than $1 million, Forbes Global 2000 customers, and remaining performance obligations.
1 The average of the last 4 weeks of the quarter ended April 30, 2026, counted based on capacity and on-demand accounts using the respective features on a weekly basis via our internal classification.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

For the second quarter of fiscal 2027, the company expects:

•Product revenue of $1,415 million to $1,420 million, representing 30% year-over-year growth
•Non-GAAP operating margin2 of 12.5%
•Non-GAAP weighted-average shares used in computing net income per share attributable to common stockholders—diluted2,3,4 of 375 million

For the full-year of fiscal 2027, the company expects:

•Product revenue of $5,840 million, representing 31% year-over-year growth, up from previous guidance of $5,660 million, or 27% year-over-year growth
•Non-GAAP product gross margin2 of 75.0%
•Non-GAAP operating margin2 of 13.5%, up from previous guidance of 12.5%
•Non-GAAP adjusted free cash flow margin2 of 23.0%
•Non-GAAP weighted-average shares used in computing net income per share attributable to common stockholders—diluted2,3,4 of 376 million

A reconciliation of GAAP guidance measures to corresponding non-GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to our results computed in accordance with GAAP. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

2 We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.
3 The potential impact of future repurchases under our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to common stockholders—diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases. Additionally, the dilutive effect of the shares issuable upon conversion of our 0% convertible senior notes due 2027 and 0% convertible senior notes due 2029 (the Notes) using the if-converted method, estimated at approximately 15 million shares for each of the second quarter and full-year of fiscal 2027 based on the current conversion price and net of the potential antidilutive impact of the capped call transactions entered into in connection with the Notes (the Capped Calls), is reflected in our guidance for weighted-average shares used in computing net income per share attributable to common stockholders—diluted. Upon conversion of the Notes, we may choose to satisfy our conversion obligations by paying or delivering, as the case may be, cash, shares of our common stock, or a combination of both. The Capped Calls will have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price. The estimated antidilutive impact of the Capped Calls reflected in our guidance is based on the market price of our common stock as of April 30, 2026, and is subject to change with future stock price movements.
4 Beginning with the fourth quarter of fiscal 2026, we no longer attribute a portion of our non-GAAP net income to noncontrolling interest. See section titled “Statement Regarding Use of Non-GAAP Financial Measures” for further information.

First Quarter Fiscal 2027 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the first quarter of fiscal 2027:

	First Quarter Fiscal 2027 GAAP Results			First Quarter Fiscal 2027 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,334.3	34%

	Amount (millions)	Margin		Amount (millions)	Margin
Product gross profit	$947.5	71.0%		$1,002.7	75.1%
Operating income (loss)	($326.2)	(23.4%)		$165.8	11.9%
Net cash provided by operating activities	$243.2	17.5%	(2)
Free cash flow				$232.8	16.7%
Adjusted free cash flow				$265.5	19.1%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

(2) Calculated as net cash provided by operating activities as a percentage of revenue.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time on May 27, 2026. Investors and participants may attend the call by dialing 1-800-330-6730 for domestic callers and 1-646-769-9500 for international callers (Access code: 222481).

The call will also be webcast live on the Snowflake Investor Relations website at https://investors.snowflake.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP Product gross profit, Operating income, Net income, Net income attributable to Snowflake Inc., and Net income per share attributable to Snowflake Inc. common stockholders—basic and diluted. Non-GAAP product gross profit, operating income, net income, and net income attributable to Snowflake Inc. are each defined as the respective GAAP measure, excluding, as applicable, the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) amortization of debt issuance costs, (v) restructuring charges, net of associated income and recoveries, (vi) asset impairment related to office facility exits, net of associated sublease income, if any, (vii) adjustments attributable to noncontrolling interest, if any, and (viii) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Non-GAAP product gross margin is calculated as non-GAAP product gross profit as a percentage of product revenue. Non-GAAP operating margin is calculated as non-GAAP operating income as a percentage of revenue. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the non-GAAP weighted-average number of diluted shares outstanding, which includes (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, employee stock purchase rights under our 2020 Employee Stock Purchase Plan), (b) the potential dilutive effect of the shares issuable upon conversion of the Notes using the if-converted method, and (c) the antidilutive impact, if any, of the Capped Calls entered into in connection with the Notes. The Capped Calls are expected to reduce the potential dilution to our common stock upon any conversion of the Notes under certain circumstances. Under GAAP, the antidilutive impact of the Capped Calls is not reflected in diluted shares outstanding until exercised. The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. Amounts attributable to noncontrolling interest were not material for all periods presented. Beginning with the fourth quarter of fiscal 2026, the Company no longer attributes a portion of non-GAAP net income to noncontrolling interest as it no longer controls a majority-owned subsidiary. The calculation of non-GAAP basic and diluted net income per share attributable to common stockholders for the fourth quarter of fiscal 2026 and subsequent periods aligns with the methodology used to calculate non-GAAP basic and diluted net income per share attributable to Snowflake Inc. common stockholders as described above. We believe the presentation of operating results that exclude these items that are (i) non-cash items, (ii) non-recurring items, or (iii) items that have highly variable amounts due to factors beyond our control and are unrelated to our core operations such that management does not consider them in evaluating the business performance or making operating plans, provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities reduced by purchases of property and equipment and any capitalized software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance investors' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources by customers on our platform. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. While customer use of our platform in any period is not necessarily indicative of future use, we estimate future revenue using predictive models based on customers’ historical usage to plan and determine financial forecasts. Product revenue excludes our professional services and other revenue.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. The cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We do not include customers that consume our platform only under on-demand arrangements for purposes of determining our customer count. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

•Forbes Global 2000 Customers. Our Forbes Global 2000 customer count is a subset of our customer count based on the 2025 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers, and we present our Forbes Global 2000 customer count for historical periods reflecting these adjustments.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Due to these factors, it is important to review RPO in conjunction with product revenue and other financial metrics disclosed elsewhere herein.

Use of Forward‑Looking Statements

This release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” Words such as “guidance,” “outlook,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “forecast,” “may,” “will,” “might,” “could,” “intend,” “shall,” “future,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Other than statements of historical fact, all statements contained in this release and accompanying oral presentation are forward-looking statements, including statements regarding (i) our future operating results, targets, or financial position; (ii) our business strategy, plans, opportunities, or priorities, including with respect to strategic transactions; (iii) the release, adoption, and use of our new or enhanced products, services, and technology offerings, including those that are under development or not generally available; (iv) market size and growth, trends, and competitive considerations; (v) our vision, strategy and expected benefits relating to artificial intelligence (AI), the enterprise AI revolution, Snowflake Cortex AI, Snowpark, Snowflake Marketplace, the AI Data Cloud, and AI Data Clouds for specific industries or product categories, including the expected benefits and network effects of the AI Data Cloud; and (vi) the integration, interoperability, and availability of our products, services, and technology offerings with and on third-party products and platforms, including public cloud platforms and AI models.

The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance; general market and business conditions, downturns, or uncertainty, including higher inflation, tariffs and trade wars, extended federal government shutdowns, higher interest rates, fluctuations or volatility in capital markets, energy markets, or foreign currency exchange rates, and geopolitical instability; our ability to attract and retain customers that use our platform to support their end-to-end data lifecycle; our ability to execute on our business strategy, including our strategy across our product categories and an effective AI strategy; our ability to respond rapidly and effectively to emerging technology trends, including the adoption and use of AI, and the extent to which our investments in new technologies are successful; the extent to which customers continue to optimize consumption; our ability to compete effectively in a continually evolving market in which enterprises are increasingly adopting AI to perform core functions and significant disruption is being driven by AI; our ability to attract, recruit, and retain qualified personnel to support our operations and growth; the impact of new or optimized product features and pricing strategies on consumption, including AI credit pricing, Iceberg tables, tiered storage pricing, and adaptive warehouses; our ability to consummate and realize the anticipated benefits of any acquisitions, strategic investments, partnerships, or alliances; unforeseen technical, operational, or business challenges impacting the timing, scope, or success of strategic partnerships; the extent to which customers continue to rationalize budgets and prioritize cash flow management, including through shortened contract durations; our ability to develop new products and services and enhance existing products and services; the extent to which customer adoption of new product capabilities results in durable consumption; the growth of successful native applications on the Snowflake Marketplace; our ability to increase and predict customer consumption of our platform, particularly in light of the impact of holidays on customer consumption patterns; our ability to increase our penetration into existing markets and enter and grow new markets, including highly-regulated markets such as financial services, healthcare, and the public sector; the effectiveness of our security measures designed to protect against security incidents and the impact of cybersecurity threat activity directed at us or our customers and any resulting reputational or financial damage; success of our sales and marketing efforts and our ability to promote our brand; our ability to protect our intellectual property rights and the extent to which they provide us with a competitive advantage; our ability to manage growth; our ability to sublease or terminate certain of our office facility commitments and the impact of related asset impairment; the impact and timing of stock repurchases under our stock repurchase program; and our ability to meet the requirements of the Notes and the settlement timing and method for the Notes and the Capped Calls.

Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-K for the fiscal year ended January 31, 2026 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended April 30, 2026.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. As a result of these risks, uncertainties, assumptions, and other factors, you should not rely on any forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake is the platform for the AI era, making it easy for enterprises to innovate faster and get more value from data. More than 13,900 customers around the globe, including hundreds of the world’s largest companies, use Snowflake’s AI Data Cloud to build, use and share data, applications and AI. With Snowflake, data and AI are transformative for everyone. Learn more at snowflake.com (NYSE: SNOW).

Investor Contact
Katherine McCracken
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025

Revenue	$1,390,951	$1,042,074
Cost of revenue	464,500	348,786
Gross profit	926,451	693,288
Operating expenses:
Sales and marketing	588,952	458,554
Research and development	534,937	472,404
General and administrative	128,716	209,587
Total operating expenses	1,252,605	1,140,545
Operating loss	(326,154)	(447,257)
Interest income	41,145	53,163
Interest expense	(2,080)	(2,071)
Other expense, net	(9,571)	(28,058)
Loss before income taxes	(296,660)	(424,223)
Provision for (benefit from) income taxes	(1,089)	5,729
Net loss	(295,571)	(429,952)
Less: net income attributable to noncontrolling interest	—	140
Net loss attributable to Snowflake Inc.	$(295,571)	$(430,092)
Net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	$(0.86)	$(1.29)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	345,391	332,657

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$2,084,715	$2,828,163
Short-term investments	870,283	1,201,523
Accounts receivable, net	579,719	1,303,740
Deferred commissions, current	212,886	214,058
Prepaid expenses and other current assets	229,504	195,128
Total current assets	3,977,107	5,742,612
Long-term investments	1,432,494	755,013
Property and equipment, net	227,207	248,611
Operating lease right-of-use assets	294,863	274,897
Goodwill	1,537,185	1,194,367
Intangible assets, net	451,357	246,916
Deferred commissions, non-current	222,000	241,759
Other assets	412,043	428,320
Total assets	$8,554,256	$9,132,495
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$55,062	$145,559
Accrued expenses and other current liabilities	814,634	879,537
Operating lease liabilities, current	55,783	49,598
Deferred revenue, current	2,851,812	3,346,997
Total current liabilities	3,777,291	4,421,691
Convertible senior notes, net	2,281,903	2,279,827
Operating lease liabilities, non-current	434,409	411,689
Deferred revenue, non-current	25,663	14,440
Other liabilities	95,268	80,746
Stockholders’ equity	1,939,722	1,924,102
Total liabilities and stockholders’ equity	$8,554,256	$9,132,495

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(295,571)	$(429,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,605	48,804
Non-cash operating lease costs	17,882	17,842
Amortization of deferred commissions	57,730	25,796
Stock-based compensation, net of any amounts capitalized	402,470	379,460
Net accretion of discounts on investments	(2,205)	(7,652)
Net realized and unrealized losses on strategic investments	9,498	29,685
Amortization of debt issuance costs	2,080	2,071
Asset impairment related to office facility exits	17,724	106,488
Deferred income tax	(6,562)	—
Other	2,821	(5,174)
Changes in operating assets and liabilities, net of effects of a business combination:
Accounts receivable	747,217	393,657
Deferred commissions	(36,799)	(31,114)
Prepaid expenses and other assets	(22,455)	(17,852)
Accounts payable	(89,673)	(4,423)
Accrued expenses and other liabilities	(80,791)	3,935
Operating lease liabilities	(19,207)	(11,838)
Deferred revenue	(528,541)	(271,360)
Net cash provided by operating activities	243,223	228,373
Cash flows from investing activities:
Purchases of property and equipment	(10,451)	(44,989)
Cash paid for a business combination, net of cash, cash equivalents and restricted cash acquired	(252,457)	—
Purchases of investments	(896,447)	(1,012,575)
Sales of investments	109,694	17,399
Maturities and redemptions of investments	445,170	984,182
Net cash used in investing activities	(604,491)	(55,983)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,579	6,260
Proceeds from issuance of common stock under employee stock purchase plan	66,987	53,193
Taxes paid related to net share settlement of equity awards	(142,846)	(132,498)
Repurchases of common stock	(300,003)	(490,638)
Payments of deferred purchase consideration for business combinations	(2,250)	(374)
Net cash used in financing activities	(371,533)	(564,057)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,824)	12,397
Net decrease in cash, cash equivalents, and restricted cash	(735,625)	(379,270)
Cash, cash equivalents, and restricted cash—beginning of period	2,864,303	2,698,678
Cash, cash equivalents, and restricted cash—end of period	$2,128,678	$2,319,408

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended April 30,
	2026		2025
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$1,334,329	96%	$996,813	96%
Professional services and other revenue	56,622	4%	45,261	4%
Revenue	$1,390,951	100%	$1,042,074	100%
Year-over-year growth	33%		26%

Cost of revenue:
GAAP cost of product revenue	$386,874		$285,276
Adjustments:
Stock-based compensation-related charges	(31,646)		(30,852)
Amortization of acquired intangibles	(23,594)		(11,735)
Non-GAAP cost of product revenue	$331,634		$242,689

GAAP cost of professional services and other revenue	$77,626		$63,510
Adjustments:
Stock-based compensation-related charges	(14,596)		(14,641)
Amortization of acquired intangibles	(1,764)		(1,608)
Non-GAAP cost of professional services and other revenue	$61,266		$47,261

GAAP cost of revenue	$464,500	33%	$348,786	33%
Adjustments:
Stock-based compensation-related charges	(46,242)		(45,493)
Amortization of acquired intangibles	(25,358)		(13,343)
Non-GAAP cost of revenue	$392,900	28%	$289,950	28%

Gross profit (loss):
GAAP product gross profit	$947,455		$711,537
Adjustments:
Stock-based compensation-related charges	31,646		30,852
Amortization of acquired intangibles	23,594		11,735
Non-GAAP product gross profit	$1,002,695		$754,124

GAAP professional services and other revenue gross loss	$(21,004)		$(18,249)
Adjustments:
Stock-based compensation-related charges	14,596		14,641
Amortization of acquired intangibles	1,764		1,608
Non-GAAP professional services and other revenue gross loss	$(4,644)		$(2,000)

GAAP gross profit	$926,451	67%	$693,288	67%
Adjustments:
Stock-based compensation-related charges	46,242		45,493
Amortization of acquired intangibles	25,358		13,343
Non-GAAP gross profit	$998,051	72%	$752,124	72%

Gross margin:
GAAP product gross margin	71%		71%
Adjustments:
Stock-based compensation-related charges as a % of product revenue	2%		4%
Amortization of acquired intangibles as a % of product revenue	2%		1%
Non-GAAP product gross margin	75%		76%

GAAP professional services and other revenue gross margin	(37%)		(40%)
Adjustments:
Stock-based compensation-related charges as a % of professional services and other revenue	26%		32%
Amortization of acquired intangibles as a % of professional services and other revenue	3%		4%
Non-GAAP professional services and other revenue gross margin	(8%)		(4%)

GAAP gross margin	67%		67%
Adjustments:
Stock-based compensation-related charges as a % of revenue	3%		4%
Amortization of acquired intangibles as a % of revenue	2%		1%
Non-GAAP gross margin	72%		72%

Operating expenses:
GAAP sales and marketing expense	$588,952	42%	$458,554	44%
Adjustments:
Stock-based compensation-related charges	(103,898)		(92,911)
Amortization of acquired intangibles	(13,208)		(7,760)
Non-GAAP sales and marketing expense	$471,846	34%	$357,883	34%

GAAP research and development expense	$534,937	39%	$472,404	46%
Adjustments:
Stock-based compensation-related charges	(248,629)		(230,945)
Amortization of acquired intangibles	(1,960)		(2,645)
Restructuring recoveries, net(1)	—		8
Non-GAAP research and development expense	$284,348	20%	$238,822	23%

GAAP general and administrative expense	$128,716	9%	$209,587	20%
Adjustments:
Stock-based compensation-related charges	(34,888)		(39,373)
Amortization of acquired intangibles	(32)		(337)
Expenses associated with acquisitions and strategic investments	(62)		(378)
Restructuring recoveries, net(1)	20		750
Asset impairment related to office facility exits, net of sublease income(2)	(17,650)		(106,488)
Non-GAAP general and administrative expense	$76,104	6%	$63,761	6%

GAAP total operating expenses	$1,252,605	90%	$1,140,545	110%
Adjustments:
Stock-based compensation-related charges	(387,415)		(363,229)
Amortization of acquired intangibles	(15,200)		(10,742)
Expenses associated with acquisitions and strategic investments	(62)		(378)
Restructuring recoveries, net(1)	20		758
Asset impairment related to office facility exits, net of sublease income(2)	(17,650)		(106,488)
Non-GAAP total operating expenses	$832,298	60%	$660,466	63%

Operating income (loss):
GAAP operating loss	$(326,154)	(23%)	$(447,257)	(43%)
Adjustments:
Stock-based compensation-related charges(3)	433,657		408,722
Amortization of acquired intangibles	40,558		24,085
Expenses associated with acquisitions and strategic investments	62		378
Restructuring recoveries, net(1)	(20)		(758)
Asset impairment related to office facility exits, net of sublease income(2)	17,650		106,488
Non-GAAP operating income	$165,753	12%	$91,658	9%

Operating margin:
GAAP operating margin	(23%)		(43%)
Adjustments:
Stock-based compensation-related charges as a % of revenue	31%		40%
Amortization of acquired intangibles as a % of revenue	3%		2%
Expenses associated with acquisitions and strategic investments as a % of revenue	—%		—%
Restructuring recoveries, net as a % of revenue	—%		—%
Asset impairment related to office facility exits, net of sublease income as a % of revenue	1%		10%
Non-GAAP operating margin	12%		9%

Net income (loss):
GAAP net loss	$(295,571)	(21%)	$(429,952)	(41%)
Adjustments:
Stock-based compensation-related charges(3)	433,657		408,722
Amortization of acquired intangibles	40,558		24,085
Expenses associated with acquisitions and strategic investments	62		378
Restructuring recoveries, net(1)	(20)		(758)
Asset impairment related to office facility exits, net of sublease income(2)	17,650		106,488
Amortization of debt issuance costs	2,080		2,071
Income tax effect related to the above adjustments and acquisitions	(50,421)		(23,462)
Non-GAAP net income	$147,995	11%	$87,572	8%

Net income (loss) attributable to Snowflake Inc.(4):
GAAP net loss attributable to Snowflake Inc.	$(295,571)	(21%)	$(430,092)	(41%)
Adjustments:
Stock-based compensation-related charges(3)	433,657		408,722
Amortization of acquired intangibles	40,558		24,085
Expenses associated with acquisitions and strategic investments	62		378
Restructuring recoveries, net(1)	(20)		(758)
Asset impairment related to office facility exits, net of sublease income(2)	17,650		106,488
Amortization of debt issuance costs	2,080		2,071
Income tax effect related to the above adjustments and acquisitions	(50,421)		(23,462)
Adjustments attributable to noncontrolling interest, net of tax	—		(147)
Non-GAAP net income attributable to Snowflake Inc.	$147,995	11%	$87,285	8%

Net income (loss) per share attributable to Snowflake Inc. common stockholders—basic and diluted(4):
GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	$(0.86)		$(1.29)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	345,391		332,657

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic	$0.43		$0.26
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—basic	345,391		332,657

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted	$0.39		$0.24

GAAP weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders—basic and diluted	345,391		332,657
Add: Effect of potentially dilutive common stock equivalents	15,444		24,033
Add: Effect of convertible senior notes	14,603		14,603
Less: Effect of antidilutive impact of capped call transactions	(393)		(373)
Non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted(5)	375,045		370,920

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$243,223	17%	$228,373	22%
Adjustments:
Purchases of property and equipment	(10,451)		(44,989)
Non-GAAP free cash flow	232,772	17%	183,384	18%
Adjustments:
Net cash paid on payroll tax-related items on employee stock transactions(6)	32,742		22,885
Non-GAAP adjusted free cash flow	$265,514	19%	$206,269	20%
Non-GAAP free cash flow margin	17%		18%
Non-GAAP adjusted free cash flow margin	19%		20%
GAAP net cash used in investing activities	$(604,491)		$(55,983)
GAAP net cash used in financing activities	$(371,533)		$(564,057)

(1) Restructuring recoveries, net represent recoveries on certain costs incurred by us in connection with a restructuring plan for a majority-owned subsidiary.

(2) Asset impairment related to office facility exits, net of sublease income for the three months ended April 30, 2025 primarily relates to our San Mateo office facility.

(3) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $21.4 million and $19.5 million for the three months ended April 30, 2026 and 2025, respectively.

(4) Beginning with the fourth quarter of fiscal 2026, the Company no longer attributes a portion of GAAP and non-GAAP net income (loss) to noncontrolling interest as it no longer controls a majority-owned subsidiary. As such, for the three months ended April 30, 2026, the calculations of GAAP and non-GAAP basic and diluted net income (loss) per share attributable to common stockholders align with the methodologies used to calculate the corresponding metrics for Snowflake Inc. common stockholders.

(5) The non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders—diluted included (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan) and (b) the potential dilutive effect of shares issuable upon conversion of the Notes using the if-converted method, starting from the beginning of the period or the issuance date of the Notes, if later. The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met.

(6) The amounts for the three months ended April 30, 2026 and 2025 do not include employee payroll taxes of $142.8 million and $132.5 million, respectively, related to net share settlement of employee equity awards, which were reflected as cash outflows for financing activities.